Exhibit 10.17

GUITAR CENTER HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION

Date of Grant: The Expiration Time (as defined in the Offering Memorandum described below)

Grant to:

«Name»

the right to purchase from Guitar Center Holdings, Inc. (the “Company”):

«Total_Options» shares of its common stock, par value $0.01 per share.

The foregoing options are “Options” as such term is defined in the Guitar Center Holdings, Inc. 2009 Amended & Restated Management Equity Plan (as amended, the “Plan”), and are subject to all of the terms and conditions of the Plan (other than Section 4.2 of the Plan) in effect from time to time and the terms of that certain Stock Option Rights Memorandum dated September       , 2010 (the “Memorandum”) and the related Program described therein.  The Options granted hereby (i) are exercisable in full on the Grant Date specified above, (ii) are being issued in connection with, and contingent upon, the exercise of the undersigned Rollover Options in the manner described in the Memorandum and (iii) shall not be deemed to have been granted to the undersigned Participant unless and until such Rollover Options are exercised in the manner described in the Memorandum.

In addition, the Company hereby grants the undersigned the right to sell back to the Company (the “Put Right”) shares of Common Stock on the following terms and conditions:

1.               Period to Exercise the Put Right.  The undersigned may exercise the Put Right by delivering a written notice to the Company in the form attached as Exhibit A (the “Put Notice”) during the 90-day period commencing April     , 2011 (such 90-day period, the “Put Period”).

2.               Number of Shares.  The undersigned may elect to sell to the Company the number of shares of Common Stock having a Value (as defined below) equal to the excess of (i) the aggregate amount of federal, state and local income and employment taxes imposed in connection with the undersigned’s exercise of his Rollover Options (as set forth on Exhibit B) in connection with the program providing for the grant of this Option (as determined by the Board) over (ii) the amount withheld by the Company in connection with such exercise.

3.               Value.  For purposes of the Put Right, shares of Common Stock required to be purchased by the Company shall have a Value equal to the fair market value of such shares of Common Stock on the date the Put Notice is delivered to the Company.

4.               Closing.  The closing of the sale of any repurchases pursuant to the Put Right shall take place at the time and place designated by the Company, which shall be within 10 business days of the expiration of the Put Period.

5.               Restrictions on Repurchase.  The exercise of the Put Right shall be subject to Sections 9.3 and 9.4 of the Plan.

The undersigned hereby agrees that the option granted to him hereunder is conditioned on his timely execution (and non-revocation) of the Form of Consent (as defined in the Memorandum).

This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

GUITAR CENTER HOLDINGS, INC.

By:
Name:
Its:

Accepted and Agreed:

Name: «Name»